Exhibit B 13D of Brew Buddies, LLC
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D

UNDER THE SECURITIES EXCHANGE ACT OF 1934

Granite City Food & Brewery Ltd.

(Name of Issuer)

Common Stock, $0.001 par value

(Title of Class of Securities)

38724Q 10 7

(CUSIP Number)

Eugene McGowan

122 S. Phillips Avenue, Suite 300

Sioux Falls, SD 57104

(605)331-0091

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

October 1, 2002

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box. ☐

NOTE: Schedules filed in paper format shall include the signed original and five copies of the Schedule, ,including all exhibits. See 13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 38724Q 10 7

1.	Names and I.R.S. Identification No. of Reporting Persons Brew Buddies, L.L.C. 13-4210012

2.	Check the appropriate box if a Member of a Group (See Instructions)
	(a)	☐
	(b)	☐

3.	SEC Use Only

4.	Source of Funds (See Instructions) WC

5.	Check if Disclosure of Legal Proceedings is required pursuant to Item 3(d) or 2(e). Not applicable

6.	Citizenship or Place of Organization USA (South Dakota)

Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 1,946,200 shares

	8.	Shared Voting Power -0-

	9.	Sole Dispositive Power 1,946,200 shares

	10.	Shared Dispositive Power -0-

11.	Aggregate Amount Beneficially Owned by Each Reporting Person 1,946,200 shares of Common Stock

12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See instructions)

13.	Percent of Class Represented by Amount in Row (11) 33.7%

14.	Type of Reporting Person (See Instructions) OO

ITEM 1.		SECURITY AND ISSUER.

                This statement on Schedule 13D (this "Statement") relates to the Common Stock, $0.001 par value (the "Common Stock") of  Granite City Food & Brewery Ltd., 5831 Cedar Lake Road, St. Louis Park, MN 55416.

ITEM 2.		IDENTITY AND BACKGROUND.
	(a) – (b)	The person filing this statement is Brew Buddies, L.L.C., a South Dakota Limited Liability Company. Its address is: 230 S. Phillips Avenue, Ste. 202 Sioux Falls, S.D. 57104
	(c)	The filer’s primary business is investment in Issuer.
	(d)	None
	(e)	None

ITEM 3.		SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.
Source of Funds ($2,050,000) for this acquisition was from the working capital of Brew Buddies, L.L.C.

ITEM 4.		PURPOSE OF TRANSACTION.

The purpose of the acquisition of the Common Stock is for investment.

ITEM 5.		INTEREST IN SECURITIES OF THE ISSUER.
100% of the interests in securities of the issuer as of the date of this Statement are as follows:
	(a)	1,946,200 shares of Common Stock are owned directly.
(b)

Brew Buddies, L.L.C. has the sole power to vote and dispose of 1,946,200 Common Shares.  Brew Buddies’ power to vote is vested in its Managing Member, Brew Masters, L.L.C., 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104, a company engaged in the business of management.

ITEM 6.		CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.
1.

The Common Stock was purchased as a result of Issuer’s solicitation and private placement offering (“Offering”), whereby Brew Buddies executed a Subscription Agreement for the purchase of the Common Stock of the Issuer, a copy of such Subscription Agreement which is attached hereto as Exhibit A.

2.

Donald A. Dunham, Jr., a member of Brew Masters, L.L.C, the Managing Member of Brew Buddies, L.L.C. and the Issuer are involved in negotiations regarding the hiring of The Dunham Company as the real estate developer for all future Granite City restaurant locations.  It is anticipated that the Issuer and The Dunham Company will enter into a development contract which will provide, in essence, that Mr. Dunham of The Dunham Company will be responsible to locate and secure real estate locations, develop and construct the restaurant buildings, and lease the facility to the Issuer.  The Dunham Company will be responsible for the construction and financing of both debt and equity of each Granite City location.

3.

Bluestem Capital Company, L.L.C. a member of Brew Masters, L.L.C., the Managing Member of Brew Buddies, L.L.C. has as its members Steve Kirby and Paul Schock.  Paul Schock and Steve Kirby are also officers of the General Partner of Bluestem Capital Partners III Limited Partnership, an SBIC which has also purchased Common Stock pursuant to the above Offering.  A copy of the 13D to be filed by Bluestem Capital Partners III Limited Partnership is attached hereto as Exhibit C.

ITEM 7.		MATERIAL TO BE FILED AS EXHIBITS.
Exhibit A: Subscription Agreement with Granite City Food & Brewery, Ltd. Exhibit B: 13D of Bluestem Capital Partners III Limited Partnership Exhibit C: Authorization Resolution of Brew Buddies, L.L.C.

SIGNATURE

                After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Brew Buddies, L.L.C.
	By:	Brew Masters, L.L.C.
Its Managing Member

	/s/	Eugene McGowan
By:	Eugene McGowan
Its:	Authorized Member

Dated:	October 21, 2002